Exhibit 4.1

CHUBB INA HOLDINGS INC.

Officer’s Certificate

Pursuant to Sections 1.2, 3.1 and 3.3 of the Indenture, dated as of August 1, 1999 (the “Base Indenture”), among Chubb INA Holdings Inc. (formerly known as ACE INA Holdings Inc.), as issuer (the “Company”), Chubb Limited (formerly known as ACE Limited), as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 13, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee, the undersigned, Mark Hammond, Senior Vice President and Chief Financial Officer of the Company, hereby certifies as follows:

I.            The issuance of a series of Securities designated as 0.300% Senior Notes due 2024 in an aggregate principal amount of €700,000,000 (the “2024 Securities”) has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions duly adopted by the Board of Directors of the Company on October 15, 2015, August 13, 2018 and November 22, 2019. The terms of the 2024 Securities shall be as follows:

(a)        The title of the 2024 Securities is “0.300% Senior Notes due 2024”.

(b)        The aggregate principal amount of 2024 Securities which may be authenticated and delivered under the Indenture is initially limited to €700,000,000, except for 2024 Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2024 Securities pursuant to Sections 3.4, 3.5, 3.6, 9.5 or 11.7 of the Indenture.

(c)        The 2024 Securities shall initially be issued in book-entry form, in denominations of €100,000 or any amount in excess thereof which is an integral multiple of €1,000, and represented by one or more registered global Securities substantially in the form attached hereto as Exhibit A delivered to The Bank of New York Mellon, London Branch, as common depositary (the “Common Depositary”) for Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), or a nominee of the Common Depositary, and recorded in the book-entry system maintained by the Common Depositary.

(d)        The principal amount of the 2024 Securities shall be due and payable on December 15, 2024.

(e)        The principal of the 2024 Securities shall bear interest from December 6, 2019 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, payable annually in arrears on December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2020, to the Persons in whose names the 2024 Securities (or one or more Predecessor 2024 Securities) are registered (i) in the case of 2024 Securities represented by a global security, at the close of business on the Business Day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant Interest Payment Date and (ii) in all other cases, 15 calendar days prior to the relevant Interest Payment Date.

(f)        Interest on the 2024 Securities will accrue at the rate of 0.300% per annum from December 6, 2019 until the principal thereof is paid or made available for payment. Interest on the 2024 Securities will be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association) day count convention.

(g)        The 2024 Securities may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company or the Guarantor in respect of the 2024 Securities and the Indenture may be served, at the office or agency of the Company and the Guarantor maintained for such purposes in The City of New York, State of New York from time to time, and the Company hereby appoints the Trustee, acting through its office or agency in The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that, at the option of the Company or the Guarantor, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that (subject to Section 10.2 of the Indenture) the Company may at any time remove the Trustee as its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations.

(h)        The 2024 Securities shall be redeemable at the option of the Company prior to Stated Maturity as described in Exhibit A, and are not subject to a sinking fund or analogous provision.

(i)        Payments of principal, interest on and any Additional Amounts with respect to the 2024 Securities shall be made in euro. If the euro is unavailable to the Company or, in the case of the Guarantee, the Guarantor due to the imposition of exchange controls or other circumstances beyond the Company’s or the Guarantor’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the 2024 Securities will be made in United States dollars until the euro is again available to the Company or, in the case of the Guarantee, the Guarantor or so used. The amount payable on any date in euro will be converted into United States dollars on the basis of the market exchange rate for euro most recently available on, or prior to, the second business day before the relevant payment date. “Euro” means the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, as amended from time to time. “Market exchange rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect of the 2024 Securities so made in United States dollars will not constitute an Event of Default under the 2024 Securities or the Indenture.

(j)        The Trustee shall be Security Registrar and initial transfer agent for the 2024 Securities. The Bank of New York Mellon, London Branch shall be the initial Paying Agent for the 2024 Securities. The principal of, interest on and any Additional Amounts with respect to the 2024 Securities shall be payable, and the 2024 Securities may be surrendered or presented for payment, at the corporate trust office of the Paying Agent; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Holders entitled thereto, as such addresses shall appear in the Security Register for the 2024 Securities. The appointment of the transfer agent and Paying Agent is subject to the Company’s right (subject to Section 10.2 of the Indenture) to remove the Trustee as such transfer agent and to remove The Bank of New York Mellon, London Branch as such Paying Agent and, from time to time, to designate one or more co-Security Registrars and one or more other Paying Agents and transfer agents and to rescind from time to time any such designations. Each transfer agent shall act as a co-Security Registrar and shall keep at the corporate trust office of the Security Registrar outside of the United Kingdom a Security Register in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of the 2024 Securities and registration of transfers of the 2024 Securities. London is designated as a Place of Payment for the 2024 Securities. Notwithstanding Section 10.2 of the Indenture, with respect to the 2024 Securities (i) the Offices and Agencies required to be maintained pursuant to Section 10.2 of the Indenture need not be maintained in any Place of Payment and (ii) the Company shall not be required to maintain an exchange rate agent.

(k)        Additional Amounts shall be payable in respect of the 2024 Securities on the terms and subject to the conditions set forth in Section 10.4 of the Indenture and in the 2024 Securities. Whenever in this Officer’s Certificate or in the certificate evidencing the 2024 Securities there is mentioned, in any context, the payment of principal, interest or any other amount payable under or with respect to such 2024 Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(l)        The 2024 Securities shall have such additional terms and provisions as are set forth in Exhibit A hereto, all of which terms and provisions are incorporated by reference in and made a part of this Officer’s Certificate as if set forth in full herein.

II.        The issuance of a series of Securities designated as 0.875% Senior Notes due 2029 in an aggregate principal amount of €700,000,000 (the “2029 Securities”) has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions duly adopted by the Board of Directors of the Company on October 15, 2015, August 13, 2018 and November 22, 2019. The terms of the 2029 Securities shall be as follows:

(a)        The title of the 2029 Securities is “0.875% Senior Notes due 2029”.

(b)        The aggregate principal amount of 2029 Securities which may be authenticated and delivered under the Indenture is initially limited to €700,000,000, except for 2029 Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2029 Securities pursuant to Sections 3.4, 3.5, 3.6, 9.5 or 11.7 of the Indenture.

(c)        The 2029 Securities shall initially be issued in book-entry form, in denominations of €100,000 or any amount in excess thereof which is an integral multiple of €1,000, and represented by one or more registered global Securities substantially in the form attached hereto as Exhibit B delivered to The Bank of New York Mellon, London Branch, as common depositary (the “Common Depositary”) for Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), or a nominee of the Common Depositary, and recorded in the book-entry system maintained by the Common Depositary.

(d)        The principal amount of the 2029 Securities shall be due and payable on December 15, 2029.

(e)        The principal of the 2029 Securities shall bear interest from December 6, 2019 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, payable annually in arrears on December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2020, to the Persons in whose names the 2029 Securities (or one or more Predecessor 2029 Securities) are registered (i) in the case of 2029 Securities represented by a global security, at the close of business on the Business Day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant Interest Payment Date and (ii) in all other cases, 15 calendar days prior to the relevant Interest Payment Date.

(f)        Interest on the 2029 Securities will accrue at the rate of 0.875% per annum from December 6, 2019 until the principal thereof is paid or made available for payment. Interest on the 2029 Securities will be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association) day count convention.

(g)        The 2029 Securities may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company or the Guarantor in respect of the 2029 Securities and the Indenture may be served, at the office or agency of the Company and the Guarantor maintained for such purposes in The

City of New York, State of New York from time to time, and the Company hereby appoints the Trustee, acting through its office or agency in The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that, at the option of the Company or the Guarantor, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that (subject to Section 10.2 of the Indenture) the Company may at any time remove the Trustee as its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations.

(h)        The 2029 Securities shall be redeemable at the option of the Company prior to Stated Maturity as described in Exhibit B, and are not subject to a sinking fund or analogous provision.

(i)        Payments of principal, interest on and any Additional Amounts with respect to the 2029 Securities shall be made in euro. If the euro is unavailable to the Company or, in the case of the Guarantee, the Guarantor due to the imposition of exchange controls or other circumstances beyond the Company’s or the Guarantor’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the 2029 Securities will be made in United States dollars until the euro is again available to the Company or, in the case of the Guarantee, the Guarantor or so used. The amount payable on any date in euro will be converted into United States dollars on the basis of the market exchange rate for euro most recently available on, or prior to, the second business day before the relevant payment date. “Euro” means the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, as amended from time to time. “Market exchange rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect of the 2029 Securities so made in United States dollars will not constitute an Event of Default under the 2029 Securities or the Indenture.

(j)        The Trustee shall be Security Registrar and initial transfer agent for the 2029 Securities. The Bank of New York Mellon, London Branch shall be the initial Paying Agent for the 2029 Securities. The principal of, interest on and any Additional Amounts with respect to the 2029 Securities shall be payable, and the 2029 Securities may be surrendered or presented for payment, at the corporate trust office of the Paying Agent; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Holders entitled thereto, as such addresses shall appear in the Security Register for the 2029 Securities. The appointment of the transfer agent and Paying Agent is subject to the Company’s right (subject to Section 10.2 of the Indenture) to remove the Trustee as such transfer agent and to remove The Bank of New York Mellon, London Branch as such Paying Agent and, from time to time, to designate one or more co-Security Registrars and one or more other Paying Agents and transfer agents and to rescind from time to time any such designations. Each transfer agent shall act as a co-Security Registrar and shall keep at the corporate trust office of the Security Registrar outside of the United Kingdom a Security Register in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of the 2029 Securities and registration of transfers of the 2029 Securities. London is designated as a Place of Payment for the 2029 Securities. Notwithstanding Section 10.2 of the Indenture, with respect to the 2029 Securities (i) the Offices and Agencies required to be maintained pursuant to Section 10.2 of the Indenture need not be maintained in any Place of Payment and (ii) the Company shall not be required to maintain an exchange rate agent.

(k)        Additional Amounts shall be payable in respect of the 2029 Securities on the terms and subject to the conditions set forth in Section 10.4 of the Indenture and in the 2029 Securities. Whenever in this Officer’s Certificate or in the certificate evidencing the 2029 Securities there is mentioned, in any context, the payment of principal, interest or any other amount payable under or with respect to such 2029 Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(l)        The 2029 Securities shall have such additional terms and provisions as are set forth in Exhibit B hereto, all of which terms and provisions are incorporated by reference in and made a part of this Officer’s Certificate as if set forth in full herein.

III. To the best knowledge of the undersigned, all conditions precedent to the execution, authentication and delivery of each series of Securities described herein have been complied with, and no event which is, or after notice or lapse of time would become, an Event of Default with respect to the Securities of any series has occurred and is continuing.

The undersigned states that he has read and is familiar with the provisions of Article III of the Indenture relating to the issuance of Securities thereunder; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company, the Guarantor and their corporate acts and proceedings; and that, in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with.

Insofar as this certificate relates to legal matters, it is based, as provided for in Section 3.3 of the Indenture, upon the Opinion of Counsel delivered to the Trustee contemporaneously herewith pursuant to Section 3.3 of the Indenture and relating to the Securities described herein.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

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IN WITNESS WHEREOF, I, as Senior Vice President and Chief Financial Officer of the Company, have hereunto signed my name.

Dated: December 6, 2019

By:
	Name:	Mark Hammond
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Officer’s Certificate (Indenture) of Chubb INA Holdings Inc.]

EXHIBIT A

[Form of Note]

[Filed as Exhibit 4.2 to Form 8-K and not included herein]

EXHIBIT B

[Form of Note]

[Filed as Exhibit 4.3 to Form 8-K and not included herein]